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                                                               Exhibit 10.2.1

                           WESTERN DIGITAL CORPORATION
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                                    ARTICLE I

                                     GENERAL

         1. ADOPTION AND AMENDMENTS. This Western Digital Corporation Stock Option Plan for Non-Employee Directors (the "Plan") was adopted by the Board of Directors of Western Digital Corporation (the "Company") as of May 15, 1985, the effective date of the Plan, subject to approval of the Company's shareholders which was obtained at the Annual Meeting of Shareholders held on November 15, 1985. Amendment No. 1 to the Plan was adopted by the Board of Directors as of December 6, 1985, subject to shareholder approval which was obtained at the Annual Meeting of Shareholders held on November 13, 1986. Amendment No. 2 to the Plan was adopted by the Board as of September 22, 1987, subject to shareholder approval which was obtained at the Annual Meeting of Shareholders held on November 19, 1987 (the "1987 Annual Meeting"). Amendment No. 3 to the Plan was approved by the Board of Directors without shareholder approval on November 19, 1987. Amendment No. 4 to the Plan was adopted by the Board of Directors as of September 22, 1988, subject to shareholder approval which was obtained at the Annual Meeting of shareholders held on November 17, 1988. Amendment No. 5 to the Plan was adopted by the Board of Directors as of July 27, 1989, subject to shareholder approval which was obtained at the Annual Meeting of Shareholders held on November 16, 1989. Amendment No. 6 to the Plan was adopted by the Board of Directors as of July 26, 1990, subject to shareholder approval which was obtained at the Annual Meeting of Shareholders held on November 15, 1990. Amendment No. 7 of the Plan was approved by the Board of Directors without shareholder approval on May 23, 1991.

         2. PURPOSE. This Plan is designed to promote the interests of the Company and its shareholders by attracting and retaining highly qualified independent directors through investment interests in the Company's future success.

         3. ADMINISTRATION. The Plan shall be administered by the Company, which shall have the power to construe the Plan, to determine all questions arising thereunder, to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable, and to otherwise carry out the terms of the Plan. The interpretation and construction by the Company of any provisions of the Plan or of any option granted under it shall be final. Notwithstanding the foregoing, the Company shall have no authority or discretion as to the persons eligible to receive options granted under the Plan, or the number of shares covered by options granted under the Plan, which matters are specifically governed by the provisions of the Plan.

         4. ELIGIBLE DIRECTORS. A person shall be an "Eligible Director" with respect to any option to be granted to him under the Plan if, at the time provided for the option's grant, he is a duly elected or appointed member of the Company's Board of Directors, but is not then otherwise an employee of the Company or any of its subsidiaries and has not been an employee of the Company or any subsidiary since the beginning of the Company's preceding fiscal year.

         5. GRANTS OF INITIAL OPTIONS. Each Eligible Director on the effective date of the Plan, as of that date, and each Eligible Director who is not a director on the Plan's effective date, as of the effective date of his first appointment to the Board of Directors or first election as a director by the shareholders, whichever is earlier, shall receive a one-time option to purchase 20,000 shares of the Company's Common Stock under the Plan (an "Initial Option"), subject to adjustment as provided in Article III hereof. Pursuant to the terms of Amendment No. 1 to the Plan, certain holders of Initial Options to purchase 20,000 shares of Common Stock exchanged such Initial Options for Initial Options to purchase 14,150 shares of Common Stock having lower exercise prices (the "Exchanged Initial Options").

         6. (a) GRANTS OF ADDITIONAL OPTIONS. Six months after any exercise or termination, following the 1987 Annual Meeting, of an Initial Option (other than an Exchanged Initial Option) or an option granted under this paragraph (an "Additional Option") held by an Eligible Director, such Eligible Director shall automatically be granted an Additional Option to purchase a number of shares equal to the number of shares purchased upon such

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option exercise or the number of shares subject to the unexercised portion of the terminated option, as the case may be. Six months after any exercise or termination, following the 1987 Annual Meeting, of an Exchanged Initial Option held by an Eligible Director, such Eligible Director shall automatically be granted an Additional Option to purchase a number of shares which represents the same proportion of 20,000 shares as the proportion determined by dividing the number of shares purchased upon such exercise, or the number of shares subject to the unexercised portion of the terminated option, as the case may be, by the total number of shares subject to purchase at any time before or after the 1987 Annual Meeting upon exercises of that Exchanged Initial Option. For each exercise of an Initial Option or an Exchanged Initial Option before the date of the 1987 Annual Meeting by an Eligible Director who is reelected at the 1987 Annual Meeting, an Additional Option shall be granted to such director on the date of the 1987 Annual Meeting, or six months after the date of such exercise, whichever is later, entitling him to purchase a number of shares which represents the same proportion of 20,000 shares as the proportion determined by dividing the number of shares purchased upon such exercise by the total number of shares subject to purchase at any time before or after the 1987 Annual Meeting upon exercises of that Initial Option or Exchanged Initial Option. Any Eligible Director who has not been granted an Initial Option because of current or prior employment with the Company or its subsidiaries shall, six months after he first becomes an Eligible Director, be granted an Additional Option to purchase up to 20,000 shares of Common Stock. Notwithstanding any other provisions of the Plan to the contrary, the maximum number of shares of the Company's Common Stock which may be issued upon the exercise of all Additional Options granted to any director (excluding any option granted pursuant to the preceding sentence of this paragraph) shall not exceed 30,000 shares.

         (b) GRANTS OF "1989 OPTIONS". In addition to his Initial Options and Additional Options, each Eligible Director elected at the 1989 Annual Meeting shall be granted, effective the date of the 1989 Annual Meeting, a one-time option to purchase 10,000 shares of the Company's Common Stock under the Plan, subject to adjustment as provided in Article III hereof.

         7. SHARES OF COMMON STOCK SUBJECT TO THE PLAN. The shares that may be issued under the Plan shall be authorized and unissued shares of the Company's Common Stock. The aggregate number of shares which may be issued under the Plan shall not exceed 800,000 shares of Common Stock, unless an adjustment is required in accordance with Article III.

         8. AMENDMENT OF THE PLAN. The Board of Directors may, insofar as permitted by law, from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or impair or diminish any rights or obligations under any option theretofore granted under the Plan without the consent of the person to whom such option was granted. In addition, without further shareholder approval the Plan may not be amended so as to increase the number of shares subject to the Plan (as adjusted under Article III), increase the number of shares for which an option or options may be granted to any optionee(as adjusted under Article III), change the designation in Section 4 of Article I of the class of persons eligible to receive options under the Plan, provide for the grant of options having an option price per share less than the fair market value (as defined in Section 13 of this Article I) on the date of grant, or extend the final date upon which options may be granted under the Plan.

         9. TERM OF PLAN. Options may be granted under the Plan until May 15, 2005, the date of termination of the Plan. Notwithstanding the foregoing, each option granted under the Plan shall remain in effect until such option has been exercised or terminated in accordance with its terms and the terms of the Plan.

         10. RESTRICTIONS. All options granted under the Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to options granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such an option or the issuance, if any, or purchase of shares in connection therewith, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

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         11. NONASSIGNABILITY. No option granted under the Plan shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by the optionee, and no other person shall acquire any rights therein.

         12. WITHHOLDING TAXES. Whenever shares of Common Stock are to be issued under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

         13. DEFINITION OF "FAIR MARKET VALUE". For purposes of the Plan, the term "fair market value," when used in reference to the value of a share of the Company's Common Stock on the date an option is granted under the Plan, shall be: (a) if the Common Stock is listed on an established stock exchange or exchanges, the mean between the highest and lowest sale prices of the Common Stock quoted in the Transactions Index of each such exchange as averaged with such mean price as reported on any and all other exchanges, as published in "The Wall Street Journal" and determined by the Company, or, if no sale price was quoted in any such Index for such date, then as of the next preceding date on which such a sale price was quoted, provided that the mean on such preceding date is not less than 100% of the fair market value of the Common Stock on the date the option is granted; or, (b) if the Common Stock is not then listed on an exchange, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on such date; or, (c) if the Common Stock is not then listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Company.

                                   ARTICLE II
                                  STOCK OPTIONS

         1. GRANT OF STOCK OPTIONS. Grants of stock options shall be made under the Plan in accordance with all the terms and conditions contained herein. Each option granted under the Plan shall be evidenced by an option agreement duly executed on behalf of the Company and by the director to whom such option is granted, which option agreements may but need not be identical and shall comply with and be subject to the terms and conditions of the Plan. Any option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Company.

         2. TERM OF OPTIONS AND EFFECT OF TERMINATION. Notwithstanding any other provision of the Plan, no options granted under the Plan shall be exercisable after the expiration of ten years from the effective date of its grant. In the event that any outstanding option under the Plan expires by reason of lapse of time or is otherwise terminated without exercise for any reason, then the shares of Common Stock subject to any such option which have not been issued pursuant to the exercise of the option shall again become available in the pool of shares of Common Stock for which options may be granted under the Plan.

         3. TERMS AND CONDITIONS OF OPTIONS. Options granted pursuant to the Plan shall be evidenced by agreements in such forms as the Company shall from time to time determine, which agreements shall comply with the following terms and conditions:

         (a) Each option agreement shall state the number of shares to which the option pertains.

         (b) Each option agreement shall state the option price per share (or the method by which such price shall be computed) which shall be equal to 100% of the fair market value (as determined under Section 13 of Article I) of a share of the Common Stock on the date such option is granted.

         (c) The option price shall be payable upon the exercise of an option in the legal tender of the United States or by transferring to the Company for redemption shares of Common Stock of the Company (either previously owned shares or option shares currently exercisable) at their fair market value (determined in the manner provided in Section 13 of Article I as of the date provided in
Section 3(d) of this Article II). Shares of Common Stock transferred to the Company upon exercise of an option shall not increase the number of shares

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available for issuance under the Plan. Upon receipt of payment, the Company shall deliver to the optionee (or person entitled to exercise the option) a certificate or certificates for the shares of Common Stock to which the option pertains.

         (d) To the extent that an optionee has the right to exercise an option and purchase shares pursuant thereto, the option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full of the purchase price for such shares. If shares of Common Stock of the Company are used in part or full payment for the shares to be acquired upon exercise of the option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the option in accordance with the provisions of Section 3(c) of this Article II. Any certificate(s) for shares of outstanding Common Stock of the Company used to pay the purchase price shall be accompanied by stock power(s) duly endorsed in blank by the registered holder of the certificate(s) (with the signature thereon guaranteed). In the event the certificate(s) tendered by the optionee in such payment cover more shares than are required for such payment, the certificate(s) shall also be accompanied by instructions from the optionee to the Company's transfer agent with respect to disposition of the balance of the shares covered thereby.

         (e) Initial Options granted under the Plan as of the effective date of the Plan became exercisable with respect to 10,000 shares on November 16, 1985; 5,000 shares on May 16, 1986; and 5,000 shares on May 16, 1987. Subject to
Section 5 of Article I, Initial Options granted on the effective date of a director's appointment to the Board shall become exercisable in installments of 10,000 shares on the later of (i) the date of such director's election by the shareholders or (ii) the date six months after the date of such grant (the "Initial Exercise Date"); 5,000 shares on the date six months after the Initial Exercise Date; and 5,000 shares on the date 18 months after the Initial Exercise Date. Each Exchanged Initial Option became exercisable with respect to 7,075 shares of Common Stock on November 13, 1986 and 3,538 shares on December 6, 1986, and shall become exercisable with respect to 3,537 shares on December 6, 1987. All other Initial Options granted under the Plan shall become exercisable in installments of 10,000 shares on the date six months after the date of such grant; 5,000 shares on the date of the first anniversary of such grant; and 5,000 shares on the date of the second anniversary of such grant. To the extent an Initial Option or Exchanged Initial Option is so exercisable, and is not earlier terminated, it may generally be exercised in whole or in part at any time or from time to time until it expires ten years after the date of its grant. If an option is exercised in part, the unexercised portion of the option shall continue to be held by the optionee and may thereafter be exercised as herein provided. In the event that a holder of an Initial Option shall cease to be a director of the Company for any reason, any options held by such director shall be exercisable, to the extent they were exercisable at the date he ceased to be a director, for a period of one year after such date, and shall then terminate.

         (f) Each Additional Option granted under the Plan shall first become exercisable with respect to 20% of the underlying shares at the end of six months after the date of its grant, or one year after the date of the 1987 Annual Meeting in the case of an Additional Option granted under Section 6 of
Article I as a result of the exercise of an Initial Option or an Exchanged Initial Option before that meeting, and with respect to an additional 5% of the underlying shares at the end of each of the next 16 three-month periods thereafter. To the extent an Additional Option is so exercisable and it is not earlier terminated, it may generally be exercised in whole or in part at any time or from time to time until it expires 5-1/2 years after the date of grant, or six years after the date of the 1987 Annual Meeting in the case of an Additional Option granted as a result of the exercise of an Initial option or an Exchanged Initial Option before the date of the 1987 Annual Meeting. If the holder of an Additional Option shall cease to be a director of the Company, his option shall be exercisable, to the extent it is exercisable at the date he ceases to be a director, for a period of one year after that date if he ceases to be a director because of death or permanent disability, or for a period of three months after that date if he ceases to be a director for any other reason.

         (g) Each 1989 Option granted under the Plan shall first become exercisable on a cumulative basis with respect to 25% of the total number of shares covered thereby at any time after one year from the date the option is granted and with respect to an additional 6.25% of such total number of shares at any time after the end of each of the next 12 three-month periods thereafter. To the extent that a 1989 Option is so exercisable and is not earlier terminated, it may generally be exercised in whole or in part at any time or from time to time until it expires ten

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years after the date of its grant. If the holder of a 1989 Option ceases to be a director of the Company, the 1989 Option shall be exercisable, to the extent it is exercisable on the date such person ceases to be a director, for a period of one year after that date if such person ceases to be a director because of death or permanent disability, or for a period of six months after that date if such person ceases to be a director for any other reason.

         (h) Subject to Subsections 3(e), 3(f), and 3(g) of this Article II, in the event of the death of an optionee while such optionee is a director of the Company or within the period after termination of such status during which he is permitted to exercise an option, such option may be exercised by any person or persons designated by the optionee on a Beneficiary Designation Form adopted by the Company for such purpose or, if there is no effective Beneficiary Designation Form on file with the Company, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by his will or the applicable law of descent and distribution.

                                   ARTICLE III
                      RECAPITALIZATIONS AND REORGANIZATIONS

         1. ANTI-DILUTION ADJUSTMENTS. The number of shares of Common Stock covered by the Plan, the number of shares and price per share of each outstanding option, and the number of shares subject to each grant provided for in Article II, Section 3 hereof shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of consideration by the Company.

         2. CORPORATE TRANSACTIONS. If the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the same number of shares of Common Stock that are subject to that option would have been entitled. A dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate, unless the agreement of merger or consolidation shall otherwise provide; provided that, in the event such dissolution, liquidation, merger or consolidation will cause outstanding options to terminate, each optionee shall have the right immediately prior to such dissolution, liquidation, merger or consolidation to exercise his option or options in whole or in part without regard to any limitations on the exercisability of such option or options contained in Sections (e), (f), and (g) of Section 3 of
Article II, other than the expiration dates of the options, provided that no Additional Options shall be granted upon the exercise of an option pursuant to this sentence.

         3. DETERMINATION BY THE COMPANY. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Company, whose determination in that respect shall be final, binding and conclusive. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

         1. RIGHTS AS A SHAREHOLDER. An optionee or a transferee of an option shall have no rights as a shareholder with respect to any shares covered by the option until the date of the receipt of payment (including any amounts required by the Company pursuant to Section 12 of Article I) by the Company. No adjustment shall be made as to any option for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date, except as provided in Article III.

         2. PURCHASE FOR INVESTMENT. Unless the shares of Common Stock to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any shares of Common Stock covered

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by an option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he is acquiring the shares of Common Stock issued to him pursuant to such exercise of the option for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of Common Stock, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares of Common Stock are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

         3. OTHER PROVISIONS. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option or restrictions required by any applicable securities laws, as the Company shall deem advisable.

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Restated 8/92
Amended 11/10/94 - Article 9, Term of Plan

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